INTERCREDITOR AGREEMENT

THIS AGREEMENT made and entered into this 28th day of December 2023 by and among SEACOAST BUSINESS FUNDING, a division of Seacoast National Bank with a place of business at 1880 N Congress Ave., Suite 404, Boynton Beach, FL 33426 (hereinafter referred to as “SBF”), and ___________ (hereinafter referred to as “Investor”).

W I T N E S S E T H:

WHEREAS, SBF and the Investor have each respectively entered or intend to enter into factoring or loan transactions with Healthcare Triangle, Inc., a Delaware corporation (hereinafter referred to as “Debtor”);

WHEREAS, in connection with said factoring and loan transactions, SBF and the Investor have been or are to be granted security interests in certain assets of Debtor;

WHEREAS, it is the intent of the parties that the security interests to be granted to SBF in the SBF Priority Collateral (as defined herein), shall be a first priority security interests and senior to the interests (if any) of the Investor therein;

WHEREAS, the parties hereto desire to define their respective rights with respect to their respective interests in the assets of Debtor;

NOW, THEREFORE, in consideration of the mutual terms, conditions and covenants contained herein, the parties hereby agree as follows:

1.  Definitions. When used in this Agreement, each of the following terms have the respective meaning ascribed thereto by Article 9 of the UCC: “chattel paper”, “contracts,” “deposit account”, “document”, “goods”, “instrument”, “inventory”, “proceeds”, and “supporting obligation”. All other terms defined in the UCC and not defined in this Agreement have the meanings specified therein; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9. As used in this Agreement, the following terms have the meanings specified below:

a.  “Accounts” means all of the Debtor’s presently existing and hereafter arising or created accounts, accounts receivable, contract rights, instruments, notes, drafts, documents, chattel paper, book debts, and all other forms of obligations owing to the Debtor arising out of the sale or lease of goods or the rendition of services, whether or not earned by performance and all credit insurance, guaranties, supporting obligations and other security therefor.

b.  “Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.) and all related rules, all as amended from time to time and any successor statute and rules.

c.  “Collateral” means now owned and hereafter acquired, present and future, all inventory, wherever located, now or hereafter acquired, including without limitation, raw materials, work in process, finished goods, materials and supplies, all Accounts, contracts, documents, instruments, chattel paper, machinery and equipment, and the computer software, programs, stored data, aging schedules, customer lists, general intangibles, books, records, returns, repossessions, deposits and credit balances relating thereto and proceeds thereof, together with any substitution, additions, and replacements thereof.

d.  “Investor Priority Collateral” shall mean Investor’s interest in and to the Collateral other than the SBF Priority Collateral.

e.  “SBF Priority Collateral” shall mean SBF’s interest in Collateral constituting Accounts, contracts, general intangibles, goodwill, books and records relating to the foregoing Collateral and all proceeds thereof. For avoidance of doubt, the phrase general intangibles does not relate to any intellectual property including software, except to the extent directly related to the other items of Collateral, and the phrase all proceeds thereof shall not be construed to modify Section 15.

f.  “SBF Obligations Principal Cap” means $8,000,000.

g.  “UCC” means the Uniform Commercial Code as in effect in the State of Delaware, as the same may be amended from time-to-time.

2.  SBF Representations. SBF represents that the loan transaction between the Investor and Debtor, and the granting of security interests to the Investor as set forth herein will not be construed to be a default by Debtor under any agreements between Debtor and SBF.

3.  Investor Representations. The Investor represents that the factoring transaction between SBF and Debtor, and the granting of security interests to SBF as set forth herein will not be construed to be a default by Debtor under any agreements between Debtor and the Investor.

4.  Priority.

a.  Notwithstanding anything contained in the provisions of the UCC or any other applicable law relative to the priority of such security interests of the parties hereto as may now or in the future be perfected by the parties hereto: (1) the Investor acknowledges and agrees that its security interests in the SBF Priority Collateral are hereby made subordinate and junior in priority to the security interests of SBF and its successors and assigns, (2) SBF acknowledges and agrees that its security interests in the Investor Priority Collateral are hereby made subordinate and junior in priority to the security interests of the Investor and its successors and assigns. The Investor shall have a second priority lien on the SBF Priority Collateral which shall be subordinated to the rights of SBF in all respects as contemplated in this Agreement, and SBF shall have a second priority lien on the Investor Priority Collateral which shall be subordinated to the rights of Investor in all respects as contemplated in this Agreement.

b.  The priorities specified in this Agreement with respect to the SBF Priority Collateral and the Investor Priority Collateral shall be applicable irrespective of the time or order of attachment or perfection of any security interest or the time or order of filing of any financing statements or other documents, or the giving of any notices of purchase money security interests or other notices, or possession of any Collateral, or any statutes, rules or law, or court decisions to the contrary.

c.  The priorities of the security interests provided in this Section 4 with respect to the SBF Priority Collateral and the Investor Priority Collateral shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement or refinancing of any of the Debtor’s obligations under agreements with SBF or the Investor, nor by any action or inaction which SBF or the Investor may take or fail to take in respect of the Collateral; provided that SBF shall not increase the aggregate principal amount of Debtor’s obligations to SBF to an amount in excess of the SBF Principal Cap without the prior written consent of the Investor, which consent shall not be unreasonably withheld, delayed or conditioned.

5.  Proceeds; Certain Other Matters.

a.  With respect to the SBF Priority Collateral, upon disposition by any party hereto, in exercise of its rights as secured party, or upon any distribution, whether by reason of sale, reorganization, liquidation, dissolution, arrangement, any proceedings under the Bankruptcy Code, receivership, assignment for the benefit of creditors, foreclosure or otherwise, of all or any portion of the SBF Priority Collateral, the Investor shall have no right to any proceeds of such disposition or distribution until such time as SBF has realized all amounts due to it from Debtor, including but not limited to, expenses of retaking, holding for sale, preparing for sale, selling, collecting, attorneys’ fees and legal expenses; provided, however, nothing set forth hereunder shall prohibit the Investor from exercising its rights and remedies under its loan and transaction documents to convert any amount of indebtedness owed to it into equity interests of the Debtor pursuant to the terms and conditions of its loan and transaction documents.

b.  With respect to the Investor Priority Collateral, upon disposition by any party hereto, in exercise of its rights as secured party, or upon any distribution, whether by reason of sale, reorganization, liquidation, dissolution, arrangement, any proceedings under the Bankruptcy Code, receivership, assignment for the benefit of creditors, foreclosure or otherwise, of all or any portion of the Investor Priority Collateral, SBF shall have no right to any proceeds of such disposition or distribution until such time as the Investor has realized all amounts due to it from Debtor, including but not limited to, expenses of retaking, holding for sale, preparing for sale, selling, collecting, attorneys’ fees and legal expenses.

c.  Each of SBF and the Investor agree that any collection, sale or other disposition of any or all of the Collateral in which the other party has a priority interest (whether pursuant to the UCC or otherwise) shall be free and clear of any and all security interests, liens, claims and/or rights of the junior secured party in such applicable Collateral. At the request of the SBF, the Investor shall promptly provide the Investor with any reasonable and necessary or appropriate releases to permit the collection, sale or other disposition of any or all of the SBF Priority Collateral by SBF free and clear of the Investor’s security interests and liens, with Investor retaining their rights to an accounting and to any surplus, notwithstanding their release of their security interest. At the request of the Investor, SBF shall promptly provide the Investor with any necessary or appropriate releases to permit the collection, sale or other disposition of any or all of the Investor Priority Collateral by the Investor free and clear of the SBF’s security interests and liens, with SBF retaining their rights to an accounting and to any surplus, notwithstanding their release of their security interest.

d.  Investor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the agreements between SBF and Debtor or obligations of Debtor to SBF, or the liens and security interests of SBF in the SBF Priority Collateral. SBF agrees that it will not at any time contest the validity, perfection, priority or enforceability of the agreements between Investor and Debtor or obligations of Debtor to Investor, or the liens and security interests of the Investor in the Investor Priority Collateral. It is acknowledged and agreed by the parties hereto that this Agreement shall constitute a “subordination agreement” with the meaning of Section 510(a) of the Bankruptcy Code.

6.  With respect to the Collateral, so long as Debtor is indebted to SBF or its successors and assigns and so long as SBF has not notified the Investor in writing of SBF's termination of its financing arrangements with Debtor, the Investor will take no action whatsoever, under any circumstances, whether as a secured creditor, judgment creditor or otherwise, to exercise or enforce any rights or remedies which it may have to the Collateral either under its agreements with Debtor or under the UCC or any applicable law, and will not accept any payments from account debtors of the Debtor; provided, however, nothing set forth hereunder shall prohibit the Investor from exercising its rights and remedies under its loan and transaction documents to convert any amount of indebtedness owed to it into equity interests of the Debtor pursuant to the terms and conditions of its loan and transaction documents. In the event the Investor receives payments from account debtors of Debtor, the Investor agrees to immediately remit the same, in kind, with all necessary endorsements, to SBF.

7.  With respect to those instances where both SBF and the Investor are or may be named as loss payees on any insurance policies of Debtor, the rights of SBF and the Investor in any proceeds resulting from said insurance policies and loss payee endorsements shall be in accordance with the respective priority of interests of SBF and the Investor as set forth in this Agreement.

8.  Certain Covenants.

a.  SBF and the Investor agree that neither of them will transfer or assign their security interests in the Collateral of Debtor or any portion thereof without disclosing to any purchaser or assignee that its security interests are subject to the terms of this Agreement.

b.  The Investor agrees that it shall not, directly or indirectly, contact any account debtors of the Debtor or otherwise seek payment from any obligor on any of the SBF Priority Collateral unless or until such time that the obligations of Debtor to the Investor are indefeasibly paid in full;

c.  SBF agrees that it shall not, directly or indirectly, seek payment derived from any of the Investor Priority Collateral, except inventory sold by the Debtor that constitutes the Investor Priority Collateral, unless or until such time that the obligations of Debtor to the Investor are indefeasibly paid in full;

d.  Each party agrees that it will not take any action that interferes with, is prejudicial to or inconsistent with the rights of the other party and such other party’s lien with respect to applicable Collateral including, without limitation, the taking of any action that will impede, interfere with, restrict, or restrain the exercise by the other party of its rights and remedies.

e.  The Investor shall provide SBF with reasonable access to any accounting records relating to the SFB Priority Collateral including delivering electronic or paper copies.

9.  Any requirement of this Agreement with respect to notice may be complied with by depositing said notice in the mails, registered or certified, return receipt requested, or with an overnight delivery company (with provision for personal delivery and receipt certifying thereto), addressed to the party to whom notice is being given at its address shown on the first page of this Agreement.

10.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

11.  This Agreement is entered into solely for purposes set forth herein, and no party assumes any responsibility to any other party to advise the other of information known to such party regarding the financial condition of the Debtor, or regarding the Collateral, or of any circumstances bearing upon the risk of nonpayment of the obligations of Debtor. Each party shall be responsible for managing its relationship with Debtor and no party shall be deemed the agent of any other party under this Agreement. Except as otherwise expressly provided herein, each party may alter, amend, supplement, release, discharge or otherwise modify any terms of their respective loan agreements with Debtor without notice to or consent of any other party. The provisions of this Agreement shall be applicable in any Bankruptcy or other insolvency proceeding.

12.  Nothing contained in this Agreement shall be deemed to indicate that this Agreement has been entered into for the benefit of any person other than the parties hereto.

13.  This Agreement shall be governed by the laws of the State of Florida, and any dispute arising hereunder shall be adjudicated exclusively in the State courts of the State of Florida located in Palm Beach County or the United States District Court for the Southern District of Florida. This choice of law and exclusive jurisdiction shall not be deemed to modify the choice of law in the Security Agreement between the Investor and the Debtor or in any other transaction document to which the Debtor and the Investor are parties.

SBF AND THE INVESTOR HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTER CLAIM, WHETHER IN CONTRACT IN TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.

14.  Investor does hereby irrevocably appoint ___________ as its agent for service of process (the “Agent”) and agrees that any pleading served upon the Agent shall constitute service upon the Investor.

15.  Notwithstanding anything to the contrary set forth in this Agreement or in the Purchasing Agreement among, inter alia, SBF and Debtor, SBF acknowledges that the  Investor Priority Collateral includes a first priority security lien in restricted cash equal to up to $1,000,000 plus accrued interest from the proceeds of the Investor financing to the Debtor or otherwise , but in no event shall such sum at any time include any proceeds of advances from SBF (the “Investor Reserve Amount”) that will be deposited into an account at a bank other than SBF pursuant to a deposit account control agreement to be established by the Debtor with a financial institution acceptable to investor (the “Investor DACA”). SBF acknowledges that from the date hereof, so long as no proceeds of advances from SBF are included in the Investor Reserve Amount, SBF will have no security interest whatsoever in the Investor Reserve Amount or in the Investor DACA.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the day and year first above written.

SEACOAST BUSINESS FUNDING,

a division of Seacoast National Bank

By: /s/ Jerry Shea

Name: Jerry Shea

Its: Senior Vice President

INVESTOR

By: ________________________________

Its:

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The undersigned hereby acknowledges notice of the foregoing Intercreditor Agreement and agrees to be bound by all of the terms and conditions thereof.

Healthcare Triangle, Inc., a Delaware corporation

By: /s/ Thyagaraja Ramachandran

Thyagarajan Ramachandran

Its: Chief Financial Officer

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